UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2018

uniQure N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-36294	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Paasheuvelweg 25a
1105 BP Amsterdam, The Netherlands

(Address of principal executive offices) (Zip Code)

+31-20-566-7394

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 Consistent with the Company’s prior disclosure, Robert Gut, M.D., Ph.D. has joined the Company as Chief Medical Officer on August 20, 2018.  In connection with his new role, Dr. Gut informed the Company on August 17, 2018 that he would resign as a non-executive director of the Company effective August 19, 2018.  Dr. Gut’s resignation was not a result of any disagreements between the Company and Dr. Gut on any matter relating to the Company’s operations, policies or practices.  In accordance with Dutch law and the Company’s articles of association, the Board has nominated Dr. Gut as an executive director of the Company and plans to convene an extraordinary general meeting of shareholders in the future to appoint Dr. Gut to that position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQURE N.V.

	By:	/s/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer

Dated: August 21, 2018